Exhibit 5.1

               [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER]

(212) 318-6000


January 5, 2005


Bioenvision, Inc.
345 Park Avenue
41st Floor
New York, NY 10154

Re: Bioenvision, Inc. Registration Statement on Form S-3 (Registration No. 333-119928)

Ladies and Gentlemen:

              We are furnishing this opinion of counsel to Bioenvision, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-119928) filed by the Company on October 25, 2004 (as the same may be amended from time to time, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act for the sale by the Company from time to time of up to $90,000,000 maximum aggregate initial offering price of shares of the Company's common stock, par value $.001 per share (the "Common Stock").

              In our capacity as counsel for the Company in connection with the matters referred to above, we have examined and relied upon the originals, or certified copies of executed copies, of the following:

              (i) the Certificate of Incorporation, including all amendments thereto, of the Company, as certified as of December 27, 2004 by the Secretary of State of the State of Delaware;

              (ii) the By-laws of the Company, including all amendments thereto, as certified as of January 5, 2005 by the Secretary of the Company;

              (iii) the minutes of the meetings and written consents to action of the Board of Directors of the Company authorizing and approving the Company's entry into, and execution and delivery, where applicable, of the Registration Statement by the Company; and

              (iv) such other documents as we have considered necessary to the rendering of the opinions below.


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Bioenvision
January 5, 2005
Page 2


              In addition, we have obtained from public officials, officers and other representatives of the Company and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(iv) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Company as to the accuracy and completeness of: (i) the Certificate of Incorporation and the By-laws of the Company; (ii) the Registration Statement; and (iii) the representations of the Company that (a) the minutes of the meetings, the written consents to action and the resolutions of the Board of Directors, approving, among other things, filing the Registration Statement and reserving the Common Stock, and (b) the Certificate of Incorporation and By-laws of the Company have not been rescinded, modified or revoked.

Based upon our examination as aforesaid, we are of the opinion that the Common Stock will be validly issued, fully paid and non-assessable when: (i) the issuance and sale of the Common Stock shall have been approved in accordance with the resolutions of the Board of Directors of the Company, as contemplated by the Registration Statement, the accompanying prospectus (the "Prospectus") and any and all applicable prospectus supplement(s); (ii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefore, but not less than the par value thereof; and
(iii) the Registration Statement and any required post-effective amendments thereto shall have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered as required by such laws, assuming that (a) the terms of the Common Stock are as described in the Registration Statement, the Prospectus and any and all prospectus supplement(s), (b) at the time of the issuance of such Common Stock, the Company has a sufficient number of authorized but unissued shares under the Company's Certificate of Incorporation, (c) such Common Stock as delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (d) such Common Stock complies with all requirements and restrictions, if any, applicable to the Company whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

              In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:


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Bioenvision
January 5, 2005
Page 3



              (v) the opinions expressed in this letter are specifically limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated herein;

              (vi) the opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof, and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

         We do not express any opinion concerning the laws of any states or jurisdictions other than the Delaware General Corporation Law (based upon a review of a standard compilation thereof). No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise. We express no opinion as to any ordinance, rule or regulation of any county, municipality, city, town or village.

         This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein. By accepting this opinion, you agree that this opinion and its benefits are not assignable to, and may not be relied upon or claimed by, any person that acquires any Common Stock from you or that seeks to assert your rights in respect of this opinion as your assignee or successor in interest, without our prior written consent.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" included therein.



Very truly yours,
/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP